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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Sky Financial Group, Inc. on Form S-4, of our report dated January 25, 2002, on Sky Financial Group, Inc.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 2001, and to the reference to us in the first paragraph under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                               /s/ Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP


Columbus, Ohio
December 19, 2002